Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Exhibit (c)(14) Project Atlas: Oslo Board of Directors Discussion Materials March 7, 2019Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Exhibit (c)(14) Project Atlas: Oslo Board of Directors Discussion Materials March 7, 2019

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Background to the Transaction § Oslo CIO and Berlin CEO held an initial meeting in October 2018 to discuss a potential transaction § Further meetings between principals took place in November 2018 centering around transaction principles and high-level structure – Parties agreed on a high-level construct of an upfront transaction involving a majority of the economics (“Initial Transaction”) paired with a back-end liquidity mechanism, and that Oslo should continue operating as an independent company post-closing § In November 2018, Berlin submitted an initial set of parameters for the proposed back-end liquidity mechanism, and in December 2018, Berlin submitted the first comprehensive proposal, including an offer price for the Initial Transaction § Members of the respective management teams met in person in early December 2018 and later in December had a videoconference session for management presentations; due diligence efforts have been ongoing since November 2018 § In December 2018, Oslo formed the Special Committee of the Board of Directors to negotiate the price and terms of the Initial Transaction § In February 2019, the Special Committee, with its own legal and financial advisors, engaged with Berlin to independently consider and negotiate the terms of the Initial Transaction § Parties reached an understanding on key economic terms of the back-end liquidity mechanism over the last weekend, key aspects of the Initial Transaction were negotiated by the Special Committee earlier this week 2Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Background to the Transaction § Oslo CIO and Berlin CEO held an initial meeting in October 2018 to discuss a potential transaction § Further meetings between principals took place in November 2018 centering around transaction principles and high-level structure – Parties agreed on a high-level construct of an upfront transaction involving a majority of the economics (“Initial Transaction”) paired with a back-end liquidity mechanism, and that Oslo should continue operating as an independent company post-closing § In November 2018, Berlin submitted an initial set of parameters for the proposed back-end liquidity mechanism, and in December 2018, Berlin submitted the first comprehensive proposal, including an offer price for the Initial Transaction § Members of the respective management teams met in person in early December 2018 and later in December had a videoconference session for management presentations; due diligence efforts have been ongoing since November 2018 § In December 2018, Oslo formed the Special Committee of the Board of Directors to negotiate the price and terms of the Initial Transaction § In February 2019, the Special Committee, with its own legal and financial advisors, engaged with Berlin to independently consider and negotiate the terms of the Initial Transaction § Parties reached an understanding on key economic terms of the back-end liquidity mechanism over the last weekend, key aspects of the Initial Transaction were negotiated by the Special Committee earlier this week 2

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Key Transaction Terms

Price and Consideration Mix – Initial Transaction	• $49.00 per Oslo Class A unit payable 50% in cash and 50% in Berlin Class A stock – [Berlin reserved the right to reallocate the portion paid in cash versus shares by up to 10% (i.e., up to 60% of the units in cash or shares) through the signing date] – Transaction exchange ratio calculation methodology not yet finalized, and could result in higher value to Oslo Class A unitholders if parties agree to base the transaction exchange ratio on Berlin's 5-day / 10-day VWAP rather than last closing price – Proposed consideration mix to be applied on an aggregate basis – Oslo Class A unitholders will make elections on cash versus stock consideration, subject to proration – Assuming 50% stock consideration, Oslo unitholders will have pro forma ownership of ~[5]% of Berlin's Class A shares outstanding based on [03/06/2019] closing share price • Berlin will acquire [62%] of Oslo's total outstanding units in the Initial Transaction, consisting of: – All currently vested Class A (publicly traded) units ([44%] of total outstanding units) – All OCGH units held by Acorn and other institutions ([7%] of total units, [14%] of total OCGH units), and – 20% of vested OCGH units held by founders, management, and current / former employees ([9%] of total outstanding units, [18%] of OCGH units) – [Up to 3.1M of OCGH units attributable to potential charitable contributions from Howard Marks and Bruce Karsh of up to $150M (representing 2% of total outstanding units, 4% of OCGH units)] – Unvested Class A[1] and OCGH units (4% of total units) will not be part of the initial transaction – Berlin would acquire ~[16%] of total voting power[2], resulting in no immediate change of control
Lock-up on Stock Consideration	• 50% of Berlin shares received by OCGH unitholders in Initial Transaction subject to 90-day lock-up post-closing • No lock-up on consideration received by current Oslo Class A unitholders
Dividend Treatment	• Oslo will be allowed to declare a dividend for Q1 2019 (payable in Q2 2019) in an amount not to exceed $1.05 per Class A unit / $1.11 per OCGH unit (expected distribution per Company model) • Oslo will not be allowed to pay a dividend for Q2 2019, but will be allowed to resume distributions (albeit capped) starting in respect of Q3 2019 (paid starting in Q4 2019) if the transaction has not closed on or prior to September 30, 2019

P / W / P
PERELLA WEINBERG PARTNERS

Source: Term sheet dated 03/02/2019, FactSet as of 03/06/2019
Notes: (1) Unvested Class A units will be converted into unvested OCGH units
(2) Acquired OCGH units to be exchanged into Class A units (entitled to one vote per unit) upon acquisition by Berlin

3

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Key Transaction Terms (cont'd)

Liquidity Mechanism	• Berlin will acquire the remaining 38% of Oslo's outstanding units (69% of currently outstanding OCGH units) over time pursuant to an agreed upon schedule for liquidity elections – Purchase prices calculated in each year based on agreed upon fixed multiples applied to trailing averages of fee-related earnings and net incentives created, plus balance sheet value of net cash, corporate investments, and 75% of net accrued incentives[1] – Oslo senior executives could achieve full exit in 2026, all other OCGH unitholders in 2029[2] • Consideration in the form of cash, Berlin stock and 3-year Notes at Berlin's discretion (Notes consideration limited to maximum of 50% of the first $500M of liquidity per year)
Corporate Governance	• Following closing, Berlin will have [2] representatives on Oslo's Board of Directors [and will have negative control rights on a number of critical business decisions]
TRA	• Existing TRA liability ($188M as of Q4-2018) will be unaffected and will be paid out pursuant to the TRA in accordance with the existing amortization schedule • Berlin will pay TRA beneficiaries three annual $66M payments in satisfaction of TRA amounts created from future sales / exchanges of OCGH units (including TRA created from Initial Transaction)
Other	• Following closing, Berlin will establish a $150M bonus pool to be funded by Berlin in three equal annual installments – Bonus pool to be allocated to current employees in Oslo's sole discretion • OCGH written consent is the only unitholder approval that will be required for closing (so long as the special committee does not make an adverse recommendation change (in which case the number of Class B units that may be voted by OCGH will be limited to [20]% of total voting power)) • Transaction not expected to trigger a change of control for either debt securities or preferred equity units • Parties will not be requesting affirmative LP consents; Oslo has proposed a closing condition requiring revenue run-rate of [75]%+ compared to a base date, excluding non-consenting clients (with negative consent permitted) – Following closing, Oslo's future investment management agreements will reflect the transaction

P / W / P
PERELLA WEINBERG PARTNERS

Source: Term sheet dated 03/02/2019, Company filings
Notes: (1) Purchase price in respect of OCGH units that had been converted in the merger from unvested Class A units will, for exchanges occurring in 2020 or 2021, be equal to $49.00 per unit
(2) Upon the occurrence of certain acceleration events (i.e. Berlin's bankruptcy, material adverse effect or sale to a competitor of Oslo), all OCGH unitholders can immediately fully exit

4

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Summary of Implied Transaction Metrics

($ in millions, except per unit and per share data)

	Metrics	3/6/2019 Close	5-Day VWAP	10-Day VWAP
Offered Value Per Oslo Class A Unit		**$49.00**	**$49.00**	**$49.00**
Berlin Share Price		46.07	45.42	44.97
Implied Exchange Ratio		**1.06x**	**1.08x**	**1.09x**
% Cash Consideration		*50%*	*50%*	*50%*
Stock Consideration Per Oslo Class A Unit @ 3/6/2019 Berlin Share Price		$24.50	$24.85	$25.10
Cash Consideration Per Oslo Class A Unit		$24.50	$24.50	$24.50
Total Consideration Per Oslo Class A Unit @ 3/6/2019 Berlin Share Price		**$49.00**	**$49.35**	**$49.60**
Premium to Oslo Class A Unit Price	**Metrics**			
Current as of 03/06/2019	$43.76	12.0%	12.8%	13.3%
52-Week High	$44.40	10.4%	11.2%	11.7%
5-Day VWAP	$43.18	13.5%	14.3%	14.9%
10-Day VWAP	$42.97	14.0%	14.9%	15.4%
30-Day VWAP	$42.06	16.5%	17.3%	17.9%
90-Day VWAP	$41.19	18.9%	19.8%	20.4%
Implied Distributable Earnings Multiple (After-tax)				
LTM (2018A)	$3.61	13.6x	13.7x	13.7x
2019E DEPS (Research Consensus)	$3.41	14.4x	14.5x	14.5x
2020E DEPS (Research Consensus)	$3.83	12.8x	12.9x	13.0x
2019E DEPS (Management Projections)	$4.06	12.1x	12.2x	12.2x
2020E DEPS (Management Projections)	$3.19	15.4x	15.5x	15.6x
Implied Oslo Valuation				
Market Cap (100% Basis)(1)		$7,830	$7,887	$7,926
Plus: Debt (as of 12/31/2018)(2)		750	750	750
Plus: Preferred Equity (as of 12/31/2018)(2)		415	415	415
Less: Cash and Treasury Securities (as of 12/31/2018)		(1,007)	(1,007)	(1,007)
Enterprise Value		**$7,988**	**$8,044**	**$8,083**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Oslo company filings, Oslo Management projections dated 03/02/2019, Term sheet dated 03/02/2019, Wall Street research, FactSet as of 03/06/2019
Notes: No adjustment for Q2 dividend
(1) Fully diluted basis, including 73.0M Class A units and 86.6M OCGH units, as well as additional 0.2M of Equity Value Units; unit counts as of 02/15/2019 (includes projected March 2019 grants of 2.7M units); (2) Represents principal amount of debt and face amount of preferred equity

5

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Historical Exchange Ratio

(Exchange ratios expressed as Berlin shares per Oslo Class A unit)

Exchange Ratio Average

	Exchange Ratio	Offer Premium / (Discount) @ 1.06x	@ 1.08x	@ 1.09x
Current	0.95	12.0%	13.6%	14.7%
30 - Day	0.96	10.5%	12.1%	13.2%
60 - Day	0.99	7.4%	8.9%	10.0%
90 - Day	0.98	8.3%	9.9%	10.9%
1 - Year	0.99	7.6%	9.2%	10.3%
2 - Year	1.07	(0.4%)	1.1%	2.1%
3 - Year	1.14	(6.9%)	(5.6%)	(4.7%)

Additional Benchmarks (1)

VWAP	Exchange Ratio	Offer Premium / (Discount) @ 1.06x	@ 1.08x	@ 1.09x
30 - Day	0.96	10.5%	12.0%	13.1%
60 - Day	0.99	7.5%	9.0%	10.1%
90 - Day	0.98	8.8%	10.4%	11.5%
1 - Year	0.99	7.8%	9.3%	10.4%


1.80
1.60
1.56
1.40
1.20
1.00
0.80
0.60
0.40
Offer-Implied Exchange Ratio Based On:
10-Day VWAP: 1.09x
5-Day VWAP: 1.08x
Last Close: 1.06x
Favorable to Oslo
LTM
0.95
Favorable to Berlin
Mar-16
May-16
Aug-16
Nov-16
Mar-17
Jun-17
Sep-17
Dec-17
Mar-18
Jun-18
Sep-18
Dec-18
Mar-19

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 03/06/2019
Note: (1) VWAP exchange ratios calculated as ratio of Oslo VWAP to Berlin VWAP over the same time horizon

6

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Historical Stock Price Performance

3-YEAR HISTORICAL STOCK PRICE PERFORMANCE (REBASED TO OSLO CLASS A UNIT PRICE AS OF 03/07/2016)

	Oslo	Premium of Offer Value @ Berlin 3/6/19 Price Per Exchange Ratio Implied By[1]		
	Price Avg.	Last Close	5-Day VWAP	10-Day VWAP
Current	$43.76	12.0%	12.8%	13.3%
52-Week High	44.40	10.4%	11.2%	11.7%
30-Day VWAP	42.06	16.5%	17.3%	17.9%
60-Day VWAP	41.41	18.3%	19.2%	19.8%
90-Day VWAP	41.19	18.9%	19.8%	20.4%
1-Year VWAP	40.99	19.5%	20.4%	21.0%
3-Year VWAP	43.45	12.8%	13.6%	14.1%

	Oslo	Berlin	U.S. Alternative
YTD	10.1%	8.6%	16.0%
LTM	4.4%	16.2%	1.5%
3-Yr	(10.2%)	47.6%	63.2%


LTM
$95.00
$85.00
$75.00
$65.00
$55.00
$48.71
$45.00
$35.00
$25.00
$79.51
$71.87
$43.76
Offer Value @ Berlin 3/6/2019 Price Per Exchange Ratio Implied By:
10-Day VWAP: $49.60
5-Day VWAP: $49.35
Last Close: $49.00
Mar-16
Sep-16
Mar-17
Sep-17
Mar-18
Sep-18
Mar-19
Oslo
Berlin (NYSE)
U.S. Alternative(2)

P / W / P
PERELLA WEINBERG PARTNERS

Source: FactSet as of 03/06/2019

Notes:
(1) Offer premium based on Berlin offer price of $49.00
(2) U.S. Alternative peer set includes APO, ARES, BX, CG, KKR

7

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Exchange Ratio Valuation Summary (Exchange ratios expressed as Berlin shares per Oslo Class A unit) XR Based on Oslo Offer- Offer- Offer- Implied and Berlin Last Implied Implied Current and Offer XR Based Closing Prices XR Based XR Based on Last 0.95x on 5-Day on 10-Day Exchange Ratios Close VWAP VWAP 1.06x 1.08x 1.09x 52-Week Trading Range 0.84x 1.21x Historical Trading and Analyst Targets (for reference only) Analyst Price Targets 0.60x 1.07x 2019E Trading Comparables / SotP 0.66x 1.35x Based on Oslo and Berlin Management projections Public Trading Comparables 2020E Trading Comparables / SotP 0.39x 0.91x Based on Oslo and Berlin Management projections DCF Analysis Discounted Cash Flow Analysis WACC: 9.0% – 10.5% 0.67x 0.98x Based on Oslo and Berlin Management projections Terminal FRE Multiple (1) (Pre-Tax): 11.5x – 15.5x -x 0.50x 1.00x 1.50x 2.00x Source: Oslo and Berlin Company filings, Oslo Management projections as of 03/02/2019, Berlin Management projections as of 02/01/2019, FactSet as of 03/06/2019 Notes: Low end of exchange ratio range based on Oslo low end of unit price range divided by Berlin high end of share price range; High end of exchange ratio range based on Oslo high end of unit price range divided by Berlin low end of share price range Valuation as of 03/31/2019 (1) Assumes 5.75x – 7.75x net incentives multiple (equal to 50% of FRE terminal multiple) and 1.0x Q1 2019E book value of corporate investments 8Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Exchange Ratio Valuation Summary (Exchange ratios expressed as Berlin shares per Oslo Class A unit) XR Based on Oslo Offer- Offer- Offer- Implied and Berlin Last Implied Implied Current and Offer XR Based Closing Prices XR Based XR Based on Last 0.95x on 5-Day on 10-Day Exchange Ratios Close VWAP VWAP 1.06x 1.08x 1.09x 52-Week Trading Range 0.84x 1.21x Historical Trading and Analyst Targets (for reference only) Analyst Price Targets 0.60x 1.07x 2019E Trading Comparables / SotP 0.66x 1.35x Based on Oslo and Berlin Management projections Public Trading Comparables 2020E Trading Comparables / SotP 0.39x 0.91x Based on Oslo and Berlin Management projections DCF Analysis Discounted Cash Flow Analysis WACC: 9.0% – 10.5% 0.67x 0.98x Based on Oslo and Berlin Management projections Terminal FRE Multiple (1) (Pre-Tax): 11.5x – 15.5x -x 0.50x 1.00x 1.50x 2.00x Source: Oslo and Berlin Company filings, Oslo Management projections as of 03/02/2019, Berlin Management projections as of 02/01/2019, FactSet as of 03/06/2019 Notes: Low end of exchange ratio range based on Oslo low end of unit price range divided by Berlin high end of share price range; High end of exchange ratio range based on Oslo high end of unit price range divided by Berlin low end of share price range Valuation as of 03/31/2019 (1) Assumes 5.75x – 7.75x net incentives multiple (equal to 50% of FRE terminal multiple) and 1.0x Q1 2019E book value of corporate investments 8

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Oslo Class A Units Standalone Valuation Summary 2019E DE RANGE Offer Value Based on Current Price Last Close-Implied XR Current Price and $43.76 $49.00 Proposed Offer Price Offer Value Based on 5- Day VWAP-Implied XR $49.35 52-Week Trading Range $38.65 $44.40 Offer Value Based on 10- Historical Trading and Day VWAP-Implied XR $49.60 Analyst Targets (for reference only) Analyst Price Targets Discounted 12 months at 9.7% Cost of Equity $33.72 $46.48 Oslo Management Projections 2019E Based on 8.9x ‒ 14.5x Management 2019E DE projection $36.25 $58.69 Research Estimates 2019E $30.49 $49.35 Based on 8.9x ‒ 14.5x Research 2019E DE estimates Public Trading Comparables Oslo Management Projections 2020E $20.90 $37.99 Based on 6.6x ‒ 11.9x Management 2020E DE projection Research Estimates 2020E $25.09 $45.60 Based on 6.6x ‒ 11.9x Research 2020E DE estimates Precedent Transactions Precedent $38.53 $46.93 Based on Alternative AM precedents P/DE range Transactions (10.7x ‒ 13.0x Oslo Management 2018A DE) DCF Analysis (1) DCF (Normalized Terminal Value) WACC: 9.0% – 10.5% $41.89 $51.56 Based on Oslo Management forecast Terminal FRE Multiple (2) (Pre-Tax): 11.5x – 15.5x $15.00 $25.00 $35.00 $45.00 $55.00 $65.00 Source: Oslo company filings, Oslo Management projections as of 03/02/2019, Term sheet dated 03/02/2019, FactSet as of 03/06/2019 Notes: Valuation as of 03/31/2019; Analysis assumes Berlin shares provided as stock consideration are valued at Berlin current share price; no adjustment for Q2 dividend (1) Terminal multiples applied to trailing 3-year average metrics to normalize for cyclical nature of business (2) Assumes 5.75x – 7.75x net performance fee terminal multiple (equal to 50% of FRE terminal multiple) and 1.0x book value of corporate investments as of Q1 2019E 9Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Oslo Class A Units Standalone Valuation Summary 2019E DE RANGE Offer Value Based on Current Price Last Close-Implied XR Current Price and $43.76 $49.00 Proposed Offer Price Offer Value Based on 5- Day VWAP-Implied XR $49.35 52-Week Trading Range $38.65 $44.40 Offer Value Based on 10- Historical Trading and Day VWAP-Implied XR $49.60 Analyst Targets (for reference only) Analyst Price Targets Discounted 12 months at 9.7% Cost of Equity $33.72 $46.48 Oslo Management Projections 2019E Based on 8.9x ‒ 14.5x Management 2019E DE projection $36.25 $58.69 Research Estimates 2019E $30.49 $49.35 Based on 8.9x ‒ 14.5x Research 2019E DE estimates Public Trading Comparables Oslo Management Projections 2020E $20.90 $37.99 Based on 6.6x ‒ 11.9x Management 2020E DE projection Research Estimates 2020E $25.09 $45.60 Based on 6.6x ‒ 11.9x Research 2020E DE estimates Precedent Transactions Precedent $38.53 $46.93 Based on Alternative AM precedents P/DE range Transactions (10.7x ‒ 13.0x Oslo Management 2018A DE) DCF Analysis (1) DCF (Normalized Terminal Value) WACC: 9.0% – 10.5% $41.89 $51.56 Based on Oslo Management forecast Terminal FRE Multiple (2) (Pre-Tax): 11.5x – 15.5x $15.00 $25.00 $35.00 $45.00 $55.00 $65.00 Source: Oslo company filings, Oslo Management projections as of 03/02/2019, Term sheet dated 03/02/2019, FactSet as of 03/06/2019 Notes: Valuation as of 03/31/2019; Analysis assumes Berlin shares provided as stock consideration are valued at Berlin current share price; no adjustment for Q2 dividend (1) Terminal multiples applied to trailing 3-year average metrics to normalize for cyclical nature of business (2) Assumes 5.75x – 7.75x net performance fee terminal multiple (equal to 50% of FRE terminal multiple) and 1.0x book value of corporate investments as of Q1 2019E 9

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Berlin Standalone Valuation Summary Current Price $46.07 Current Price 52-Week Trading Range $36.58 $46.11 Historical Trading and Analyst Targets (for reference only) Analyst Price Targets $43.63 $56.35 Discounted 12 months at 10.0% Cost of Equity Trading Comparables $43.63 $55.16 Based on Peer 2019E FRE and Net Incentive Multiples (1) Applied to Berlin SotP Analysis Public Trading Comparables Trading Comparables $41.73 $53.82 Based on Peer 2020E FRE and Net Incentive Multiples (1) Applied to Berlin SotP Analysis DCF Analysis Discounted Cash Flow Analysis WACC: 9.0% – 10.5% $52.37 $62.21 Based on Berlin Management forecast Terminal FRE Multiple (2) (Pre-Tax): 11.5x – 15.5x $30.00 $40.00 $50.00 $60.00 $70.00 Source: Berlin company filings, Berlin Management projections as of 02/01/2019, FactSet as of 03/06/2019 Notes: Valuation as of 03/31/2019 (1) Based on current market values of Berlin’s stakes in listed subsidiaries and other listed investments; high end of range reflects IFRS Value of BPY as of 12/31/2018. Assumes 11.6x – 15.6x 2019E FRE multiple (5.8x – 7.8x 2019E net carried interest multiple), 9.6x – 13.6x 2020E FRE multiple (4.8x – 6.8x 2020E net carried interest multiple) (2) Assumes 5.75x – 7.75x net incentives multiple (equal to 50% of FRE terminal multiple) and 1.0x Q1 2019E book value of corporate investments 10Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Berlin Standalone Valuation Summary Current Price $46.07 Current Price 52-Week Trading Range $36.58 $46.11 Historical Trading and Analyst Targets (for reference only) Analyst Price Targets $43.63 $56.35 Discounted 12 months at 10.0% Cost of Equity Trading Comparables $43.63 $55.16 Based on Peer 2019E FRE and Net Incentive Multiples (1) Applied to Berlin SotP Analysis Public Trading Comparables Trading Comparables $41.73 $53.82 Based on Peer 2020E FRE and Net Incentive Multiples (1) Applied to Berlin SotP Analysis DCF Analysis Discounted Cash Flow Analysis WACC: 9.0% – 10.5% $52.37 $62.21 Based on Berlin Management forecast Terminal FRE Multiple (2) (Pre-Tax): 11.5x – 15.5x $30.00 $40.00 $50.00 $60.00 $70.00 Source: Berlin company filings, Berlin Management projections as of 02/01/2019, FactSet as of 03/06/2019 Notes: Valuation as of 03/31/2019 (1) Based on current market values of Berlin’s stakes in listed subsidiaries and other listed investments; high end of range reflects IFRS Value of BPY as of 12/31/2018. Assumes 11.6x – 15.6x 2019E FRE multiple (5.8x – 7.8x 2019E net carried interest multiple), 9.6x – 13.6x 2020E FRE multiple (4.8x – 6.8x 2020E net carried interest multiple) (2) Assumes 5.75x – 7.75x net incentives multiple (equal to 50% of FRE terminal multiple) and 1.0x Q1 2019E book value of corporate investments 10

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Appendix A: Berlin OverviewPreliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Appendix A: Berlin Overview

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Overview of Berlin

BUSINESS DESCRIPTION

- Berlin is a global alternative asset manager specializing in real assets
- Headquartered in Toronto, Canada with over 100 offices in 30 countries employing more than 80,000 people
- AUM of US$350B refers to the total value of assets managed, including the asset values of our consolidated subsidiaries
- Fee-Bearing Capital of US$138B (Dec-18) represents all capital committed, pledged or invested that earns fee revenues
- Listed on TSX and NYSE with a market cap of US$45.9B
- Manages 4 listed sub-entities
  - Berlin Property Partners (NYSE: BPY; market cap: $20.6B)
  - Berlin Infrastructure Partners (NYSE: BIP; market cap: $16.1B)
  - Berlin Renewable Partners (NYSE: BEP; market cap: $9.5B)
  - Berlin Business Partners (NYSE: BBU; market cap: $4.6B)

SHARE PRICE PERFORMANCE – LAST 2 YEARS

(US $)

YTD % Change	8.6%
Market Cap (US$M)	$45,941
Market Cap (C$M)	$61,651
P / NTM FFO	12.1x


$60.00
$40.00
$35.98
$20.00
$-
$46.07
Mar-17
Sep-17
Mar-18
Sep-18
Mar-19

FINANCIAL HIGHLIGHTS

(US$ in millions, unless otherwise stated)	2014	2015	2016	2017	2018	CAGR '14 - Q3'18
Total AUM ($B)	**$203.8**	**$227.8**	**$239.8**	**$283.1**	**$350.0**	*14%*
Fee Earning AUM ($B)	88.5	94.3	109.6	125.6	137.5	*12%*
% of AUM	*43.4%*	*41.4%*	*45.7%*	*44.4%*	*39.3%*	
Annualized Fees and Carry	1,204	1,489	2,031	2,475	2,975	*25%*
% of avg. AUM	*0.62%*	*0.69%*	*0.87%*	*0.95%*	*0.94%*	
Fee Related Earnings	378	496	712	896	1,129	*31%*
Margin	*30.5%*	*30.5%*	*32.8%*	*34.0%*	*44.9%*	

AUM BREAKDOWN

By Investment Mix(2)


Renewable Power 24%
Diversified 8%
Private Equity 11%
Infrastructure 17%
Real Estate 40%

By Geography(3)


Europe, ME 14%
Canada 10%
South America 15%
APAC 9%
US 52%

Fee Earning AUM (Dec-18): US$137.5B

P / W / P PERELLA WEINBERG PARTNERS

Source: Berlin company filings, FactSet as of 03/06/2019
Notes: Based on spot CAD / USD FX rates
(1) Annualized
(2) Breakdown as of 09/30/2018 based on fee earning AUM
(3) Breakdown as of 12/31/2017 based on total AUM

12

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Berlin Organizational Structure


BERLIN
DIRECTLY HELD INVESTMENTS(1)
BERLIN PROPERTY PARTNERS (NYSE: BPY)
50%(2)
BERLIN RENEWABLE PARTNERS (NYSE: BEP)
60%
BERLIN INFRASTRUCTURE PARTNERS (NYSE: BIP)
30%
BERLIN BUSINESS PARTNERS (NYSE: BBU)
68%
BERLIN INVESTMENT MANAGEMENT (Public Securities)
100%
BERLIN REAL ESTATE FUNDS
RENEWABLE POWER | FUNDS | INFRASTRUCTURE
BERLIN PRIVATE EQUITY FUNDS
PUBLIC SECURITIES FUNDS(3)
Core Office
Core Retail
Opportunistic
Hydroelectric
Wind
Solar
Storage
Utilities
Transport
Energy
Data Infrastructure
Sustainable Resources
Business Services
Infrastructure Services
Industrial Operations
Corporate Credit
Infrastructure Securities
Real Estate Securities
Securitized Credit

P / W / P
PERELLA WEINBERG PARTNERS

Source: Berlin or sub-entity company filings
Notes: (1) Includes residential development operations, directly held real assets and financial assets
(2) Fully-diluted economic ownership interest
(3) Portfolios of fixed income and equity securities managed on behalf of investors

13

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Berlin Listed Entity Fee Revenue Structure

(US$ in millions, except per share data)

Berlin Listed Entities

Berlin Property Partners (BPY)	Berlin Infrastructure Partners (BIP)	Berlin Renewable Partners (BEP)	Berlin Business Partners (BBU)

1. **Fixed Base Fee**
   - BPY: base management fee of 0.5% of total capitalization (subject to annual minimum of $50)
   - BEP: $5 / quarter
   - 4Q'18 Annualized: BPY – $50, BEP – $20
2. **Variable Base Fee**(1)
   - 1.25% of capitalization – 100% basis (i.e., not only on stake owned by Berlin)
   - Applied to
     - Total capitalization (market cap + preferred units + net debt) for BIP and BBU
     - For BPY and BEP, applies only to amount above initial capitalization (BPY – $11,500, BEP – $8,000)
   - 4Q'18 Annualized: BPY – $80, BIP – $200, BEP – $40
3. **Incentive Distribution Rights (IDRs)**
   - Allows Berlin to receive % of distributions above certain distribution / unit thresholds (table below)
     - 15% of distributions above 1st threshold
     - 25% of distributions above 2nd threshold
   - 4Q'18 Annualized: BPY – $56, BIP – $154, BEP – $49

	BPY	BIP	BEP
Current Annualized Distribution	$1.32	$2.01	$2.06
1st Annualized Threshold	$1.10	$0.81	$1.50
2nd Annualized Threshold	$1.20	$0.88	$1.69

Berlin Business Partners (BBU)

1. **Fixed Base Fee**
   - Not applicable
2. **Variable Base Fee**
   - 1.25% of capitalization – 100% basis
   - Applied to
     - Market cap + Net debt
   - 4Q'18 Ann.: $60
3. **Performance Fees**
   - 20% of unit volume-weighted price appreciation
   - Subject to a high-water mark based on inception to date performance
   - Current threshold of $41.96 / share (current share price: $35.84)

P / W / P
PERELLA WEINBERG PARTNERS

Source: Berlin or sub-entity company filings, Wall Street research
Notes: As of 12/31/2018; TerraForm Power and Acadian Timber not shown
(1) BPR capital subject to a 12-month fee waiver which will expire at the end of August 2019

14

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Overview of Selected Berlin Listed Entities[1]

(US$ in millions)

		Berlin Property Partners (BPY)	Berlin Infrastructure Partners (BIP)	Berlin Renewable Partners (BEP)	Berlin Business Partners (BBU)
	Description	Primary vehicle for all real estate investing	Global owner and operator of infrastructure assets	Global owner and operator of renewable power assets	Business services and industrials company
	Key Area of Focus	Core Office, Core Retail, Opportunistic	Utilities, Transport, Energy, Data Infrastructure, Sustainable Resources	Hydroelectric, Wind, Solar, Storage	Private Equity, Construction, Industrial, Energy, Business Services
	Geographic Focus	North America / Europe *(75% / 15% RE AUM)*	North America / Europe / South America / APAC *(~20-30% cash flows each)*	North America / South America *(48% / 28% total capacity)*	Europe / North America *(39% / 28% total assets)*
	Berlin % Economic Ownership	50%	30%	60%	68%
	Operating Employees	17,000	28,000	2,000	45,000
Market Metrics	Market Cap	$20,588	$16,076	$9,512	$4,592
Market Metrics	P / BV	0.67x	2.60x	2.73x	NM
Market Metrics	Distribution Yield	6.5%	4.7%	6.4%	0.7%
Market Metrics	LTM Share Price Return	(5.1%)	(1.7%)	0.4%	1.5%
Key Financial Metrics / % of Berlin[2]	Total Fees	$148 / 29%	$210 / 41%	$80 / 16%	$56 / 11%
Key Financial Metrics / % of Berlin[2]	Invested Capital (IFRS)	$15,595 / 60%	$1,916 / 7%	$4,749 / 18%	$2,017 / 7%

Invested Capital Breakdown


Opportunistic 16%
Core Office 42%
Core Retail 42%


Data 10%
Utilities 20%
Energy 31%
Transport 40%


Other 7%
Wind 11%
Hydro 83%


Industrial 13%
Infra 35%
Services 53%

P / W / P
PERELLA WEINBERG PARTNERS

Source: Berlin or sub-entity company filings, FactSet as of 03/06/2018
Notes: (1) Excludes Norbord, Acadian Timber and other listed entities
(2) As of Q4 2018

15

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Berlin Financial Summary – Historical (US$ in millions) FEE RELATED EARNINGS NET REALIZED CARRIED INTEREST $1,129 $896 $712 $565 $496 $378 $300 $188 $149 $74 $32 $3 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 FUNDS FROM OPERATIONS UNLEVERED CASH FLOW $4,401 $3,014 $3,810 $3,376 $3,237 $2,246 $2,048 $2,559 $1,617 $1,587 $2,160 $1,385 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 Source: Berlin or sub-entity company filings 16Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Berlin Financial Summary – Historical (US$ in millions) FEE RELATED EARNINGS NET REALIZED CARRIED INTEREST $1,129 $896 $712 $565 $496 $378 $300 $188 $149 $74 $32 $3 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 FUNDS FROM OPERATIONS UNLEVERED CASH FLOW $4,401 $3,014 $3,810 $3,376 $3,237 $2,246 $2,048 $2,559 $1,617 $1,587 $2,160 $1,385 2013 2014 2015 2016 2017 2018 2013 2014 2015 2016 2017 2018 Source: Berlin or sub-entity company filings 16

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Berlin Financial Detail – Historical

(US$ in millions)	2015	2016	2017	2018
Revenues	**$19,913**	**$24,411**	**$40,786**	**$56,771**
Direct costs	(14,433)	(17,718)	(32,388)	(45,519)
Other income and gains	145	482	1,180	1,166
Equity accounted income	1,695	1,293	1,213	1,088
Expenses				
Interest	(2,820)	(3,233)	(3,608)	(4,854)
Corporate costs	(106)	(92)	(95)	(104)
Fair value changes	2,166	(130)	421	1,794
Depreciation and amortization	(1,695)	(2,020)	(2,345)	(3,102)
Income tax	(196)	345	(613)	248
Net income	**$4,669**	**$3,338**	**$4,551**	**$7,488**
Attributable to Berlin shareholders		*1,651*	*1,462*	*3,584*
Attributable to Non-controlling interests		*1,687*	*3,089*	*3,904*
Realized disposition gains in FV changes or prior periods	847	766	1,116	1,445
Non-controlling interests	(2,288)	(2,917)	(4,964)	(6,015)
Financial statement components not included in FFO				
Equity accounted fair value changes and other non-FFO item	(262)	458	856	1,284
Fair value changes	(2,166)	130	(421)	(1,794)
Depreciation and amortization	1,695	2,020	2,345	3,102
Deferred income taxes	64	(558)	327	(1,109)
Funds from Operations	**$2,559**	**$3,237**	**$3,810**	**$4,401**

P / W / P
PERELLA WEINBERG PARTNERS

Source: Berlin or sub-entity company filings

17

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Berlin Funds From Operations by Segment Over Time (US$ in millions) FUND FROM OPERATIONS BY SEGMENT (EXCLUDING CORPORATE) $4,877 $49 $795 $3,956 $34 $333 $602 $3,449 $63 $345 $328 $405 $270 $2,869 $135 $374 $334 $180 $252 $1,786 $233 $2,004 $1,561 $1,387 $1,317 $970 $866 $528 2015 2016 2017 2018 Asset Management Real Estate Renewable Power Infrastructure Private Equity Residential Source: Berlin company filings Note: Excludes amounts attributable to non-controlling interests; excludes corporate-related segment FFO 18Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Berlin Funds From Operations by Segment Over Time (US$ in millions) FUND FROM OPERATIONS BY SEGMENT (EXCLUDING CORPORATE) $4,877 $49 $795 $3,956 $34 $333 $602 $3,449 $63 $345 $328 $405 $270 $2,869 $135 $374 $334 $180 $252 $1,786 $233 $2,004 $1,561 $1,387 $1,317 $970 $866 $528 2015 2016 2017 2018 Asset Management Real Estate Renewable Power Infrastructure Private Equity Residential Source: Berlin company filings Note: Excludes amounts attributable to non-controlling interests; excludes corporate-related segment FFO 18

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Berlin Financial Summary – Projections

(US$ in millions)

FEE RELATED EARNINGS



# of Brokers:
6
6
1
$1,129
$1,260
$1,081
$1,440
$1,306
$1,650
$1,863
$1,930
$2,160
2018A
2019E
2020E
2021E
2022E
2023E

NET REALIZED CARRIED INTEREST



$188
$200
$290
$240
$390
$1,030
2018A
2019E
2020E
2021E
2022E
2023E

NET GENERATED CARRIED INTEREST



$490
$680
$604
$1,037
$1,358
$1,914
2018A
2019E
2020E
2021E
2022E
2023E

UNLEVERED CASH FLOW[1]



# of Brokers:
1
1
$3,014
$3,150
$3,545
$3,600
$3,255
$4,020
$4,810
$6,030
2018A
2019E
2020E
2021E
2022E
2023E

Management Research

P / W / P
PERELLA WEINBERG PARTNERS

Source: Berlin company filings, Berlin Management projections as of 02/01/2019, Wall Street research

19

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Appendix B: Supplemental MaterialsPreliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Appendix B: Supplemental Materials

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Summary Research Sentiment

OSLO PRICE TARGETS & RATINGS – CURRENT

Broker	Date	12 Month Price Target	Discounted Price Target[1]	Rating
Morgan Stanley	02/11/19	$49.00[3]	$44.66	Buy
JP Morgan	02/06/19	51.00	46.48	Hold
Goldman Sachs	02/06/19	43.00	39.19	Hold
KBW	02/05/19	45.00	41.01	Hold
Wells Fargo	02/05/19	44.00	40.10	Hold
Autonomous	02/05/19	44.00	40.10	Hold
BAML	02/05/19	44.00	40.10	Hold
Credit Suisse	02/05/19	43.00	39.19	Hold
Jefferies	02/05/19	41.00	37.37	Hold
Deutsche Bank	02/05/19	37.00	33.72	Hold
Median		**$44.00**	**$40.10**	
Mean		**$44.10**	**$40.19**	

BERLIN PRICE TARGETS & RATINGS – CURRENT

Broker	Date	12 Month Price Target	Discounted Price Target[2]	Rating
KBW	02/18/19	US$52.00	US$47.26	Buy
TD	02/15/19	$62.00	$56.35	Buy
Canaccord	02/15/19	$53.50	$48.63	Buy
Scotiabank	02/15/19	$53.50	$48.63	Buy
Citi	02/15/19	$50.50	$45.90	Buy
RBC	02/15/19	$48.00	$43.63	Buy
CIBC	02/14/19	$54.00[3]	$49.08	Buy
BMO	02/14/19	$53.00	$48.17	Buy
Credit Suisse	02/14/19	$50.00	$45.45	Buy
Median		**$53.00**	**$48.17**	
Mean		**$52.94**	**$48.12**	

OSLO PRICE TARGETS & RATINGS – HISTORICAL



$49.00
$44.10
$43.76
$39.20
80%
90%
20%
10%
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19

BERLIN PRICE TARGETS & RATINGS – HISTORICAL



14%
13%
$52.94
$48.00
$46.07
$38.46
86%
88%
100%
Apr-18
May-18
Jun-18
Jul-18
Aug-18
Sep-18
Oct-18
Nov-18
Dec-18
Jan-19
Feb-19
Mar-19

Buy | Hold | Sell | Share Price | Avg. Price Target

P / W / P PERELLA WEINBERG PARTNERS

Source: Wall Street research, FactSet as of 03/06/2019

Notes:
(1) Price targets discounted for 12 months at assumed 9.7% cost of equity
(2) Price targets discounted for 12 months at assumed 10.0% cost of equity
(3) 12-18 month price target; discounted for 12 months for consistency

21

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Oslo Discounted Cash Flow Analysis Summary Based on Oslo Management Projections – Non-Normalized Terminal Value KEY ASSUMPTIONS § Analysis based on Oslo Management’s 5-year plan as provided on 03/02/2019 § Illustrative valuation date of 03/31/2019 § Weighted average cost of capital range of 9.0% to 10.5%, discounted using mid-year convention § Terminal value based on 2023E pre-tax terminal multiples – Fee-Related Earnings: 11.5x – 15.5x – Net Incentives: 5.75x – 7.75x (assumes 2:1 multiple ratio of FRE to Net Incentives) – Other Cash Flows: 11.5x – 15.5x SENSITIVITY ANALYSIS (1) (2) Implied Value Per Class A Unit (WACC Sensitivity) Implied Value Per Class A Unit (Terminal Mult. Sensitivity) WACC 2023E Avg. Pre-Tax FRE Terminal Multiple 9.0% 9.1% 9.5% 10.0% 10.5% 11.5x 12.5x 13.5x 14.5x 15.5x 2023E 11.5x $50.08 $49.90 $49.33 $48.59 $47.88 2023E 5.75x $49.90 $51.76 $53.61 $55.47 $57.32 52.60 52.42 51.80 51.01 50.24 50.56 52.42 54.27 56.12 57.98 Pre-Tax 12.5x Pre-Tax 6.25x FRE 13.5x 55.13 54.93 54.27 53.43 52.61 Incentives 6.75x 51.22 53.07 54.93 56.78 58.63 Terminal 14.5x 57.65 57.44 56.74 55.84 54.97 Terminal 7.25x 51.88 53.73 55.58 57.44 59.29 60.18 59.95 59.21 58.26 57.34 52.53 54.39 56.24 58.09 59.95 Multiple 15.5x Multiple 7.75x Source: Projections provided by Oslo Management on 03/02/2019, Oslo company filings, Bloomberg, FactSet as of 03/06/2019 Notes: Analysis discounted using mid-year convention (1) Analysis assumes 2:1 multiple ratio (FRE : Net Incentives) (2) Analysis assumes WACC of 9.2% 22Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Oslo Discounted Cash Flow Analysis Summary Based on Oslo Management Projections – Non-Normalized Terminal Value KEY ASSUMPTIONS § Analysis based on Oslo Management’s 5-year plan as provided on 03/02/2019 § Illustrative valuation date of 03/31/2019 § Weighted average cost of capital range of 9.0% to 10.5%, discounted using mid-year convention § Terminal value based on 2023E pre-tax terminal multiples – Fee-Related Earnings: 11.5x – 15.5x – Net Incentives: 5.75x – 7.75x (assumes 2:1 multiple ratio of FRE to Net Incentives) – Other Cash Flows: 11.5x – 15.5x SENSITIVITY ANALYSIS (1) (2) Implied Value Per Class A Unit (WACC Sensitivity) Implied Value Per Class A Unit (Terminal Mult. Sensitivity) WACC 2023E Avg. Pre-Tax FRE Terminal Multiple 9.0% 9.1% 9.5% 10.0% 10.5% 11.5x 12.5x 13.5x 14.5x 15.5x 2023E 11.5x $50.08 $49.90 $49.33 $48.59 $47.88 2023E 5.75x $49.90 $51.76 $53.61 $55.47 $57.32 52.60 52.42 51.80 51.01 50.24 50.56 52.42 54.27 56.12 57.98 Pre-Tax 12.5x Pre-Tax 6.25x FRE 13.5x 55.13 54.93 54.27 53.43 52.61 Incentives 6.75x 51.22 53.07 54.93 56.78 58.63 Terminal 14.5x 57.65 57.44 56.74 55.84 54.97 Terminal 7.25x 51.88 53.73 55.58 57.44 59.29 60.18 59.95 59.21 58.26 57.34 52.53 54.39 56.24 58.09 59.95 Multiple 15.5x Multiple 7.75x Source: Projections provided by Oslo Management on 03/02/2019, Oslo company filings, Bloomberg, FactSet as of 03/06/2019 Notes: Analysis discounted using mid-year convention (1) Analysis assumes 2:1 multiple ratio (FRE : Net Incentives) (2) Analysis assumes WACC of 9.2% 22

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Precedent Premia Analysis Summary

- Includes acquisitions of stakes in public North American targets since 01/01/2013
  - Equity deal value between $1B and $8B
  - Acquisition stakes between 10% and 50%
  - Minority Stake Acquisitions: includes transactions in which acquiror's final ownership stake was under 50% (11 transactions)
  - Squeeze-out Transactions: includes transactions in which acquiror took full control of the target (8 transactions)

PRECEDENT MINORITY STAKE ACQUISITION PREMIA


75th Percentile
25th Percentile
15.4%
(2.5%)
Median: (0.1%)
12.2%
(1.4%)
Median: 6.7%
23.2%
0.2%
Median: 8.2%
Offer Premium to Current: 12.0%
1 Day
1 Week
1 Month
Time Period Prior to Announcement

PRECEDENT SQUEEZE-OUT TRANSACTION PREMIA


75th Percentile
25th Percentile
16.1%
(2.8%)
Median: (0.0%)
14.4%
(1.9%)
Median: 0.5%
19.1%
(1.3%)
Median: 8.5%
Offer Premium to Current: 12.0%
1 Day
1 Week
1 Month
Time Period Prior to Announcement

P / W / P
PERELLA WEINBERG PARTNERS

Source: Dealogic as of 03/04/2019; FactSet as of 03/06/2019
Note: Offer Premium based on proposed Berlin price of $49.00 per Class A unit

23

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review

Liquidity Mechanism Implied Prices

Excluding Distributions, PV at 9.7% Cost of Equity

- Projected future unit prices based on estimated "Current Equity Value" of OCGH units covered by the liquidity mechanism, assuming Oslo financials per Oslo Management projections
  - Valuation multiples are applied to pre-tax fee-related earnings (13.5x) and pre-tax net incentives created (6.75x) based on the average of the trailing three fiscal years (with the exception of management fee earnings in the first Liquidity Election Period, which are based on average of trailing two years)
  - Analysis assumes 75% credit for Accrued Net Carry, 100% credit for NAV of Corporate Investments, and 100% credit for net cash (net of debt and preferred)
- Negotiated definition of fee-related earnings different from Company definition: no charge for D&A expense, deduction for EBC on a granted basis[1]

IMPLIED UNIT PRICES AT BERLIN PROPOSAL MULTIPLES (13.5x FRE, 6.75x NET INCENTIVES CREATED)



$50.00
$45.00
$40.00
Excluding distributions
PV of future values discounted at 9.7%
$45.18
$41.51
$41.16
$45.98
$47.10
$49.30
First Liquidity Election Period
Jan 1, 2019E
Jan 1, 2020E
Jan 1, 2021E
Jan 1, 2022E
Jan 1, 2023E
Jan 1, 2024E
FRE incl. 100% of EBC Granted Each Year, excl. D&A

P / W / P
PERELLA WEINBERG PARTNERS

Source: Oslo Management projections as of 03/02/2019

Notes: Future unit prices discounted at 9.7% illustrative cost of equity (mid-year convention); assumes valuation date of 03/31/2019 for illustrative purposes. EBC includes post-IPO equity grants only

(1) Units granted in outer years calculated based on granted amount per Company model divided by $49 / unit (less 10% discount) for 2020 and 2021, and by liquidity mechanism implied prices (less 10% discount) thereafter

24

Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been prepared and provided exclusively to the board of directors of Oaktree Capital Group, LLC (the “Company”), by Perella Weinberg Partners LP (“Perella Weinberg Partners” and, together with its affiliates, the “Firm”) in its capacity as financial advisor to the Company and may not be relied upon by any other person or entity or used for any other purpose without the written consent of Perella Weinberg Partners. The information contained herein and any information provided orally in connection therewith (the “Information”) is confidential. By accepting this Information, the board of directors agrees that its and its attorney(s), agents and representatives shall use it for informational purposes only and will not divulge any such Information to any other party, except as required by law. Reproduction of this Information, in whole or in part, is prohibited, except as required by law. These contents are proprietary and a product of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. The information used in preparing these materials may have been obtained from or through the Company or its representatives or from public sources or other parties to the transactions described herein. Perella Weinberg Partners assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. To the extent such information includes estimates and/or forecasts of future financial performance (including estimates of potential cost savings and synergies) prepared by or reviewed or discussed with the managements of your company and/or other potential transaction participants or obtained from public sources, we have assumed that such estimates and forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of such managements (or, with respect to estimates and forecasts obtained from public sources, represent reasonable estimates). 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These materials were not prepared with a view to public disclosure under state or federal securities laws or otherwise and are designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by, and with an understanding of the assumptions (and the limitations therein) employed by, Perella Weinberg Partners in connection herewith. These materials are not intended to be relied on for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on Perella Weinberg Partners or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. Perella Weinberg Partners is not acting in any other capacity or as a fiduciary to the Company the board of directors or the Company’s shareholders. 25Preliminary Confidential Draft – Not for Reliance; Subject to Change and Further Review Legal Disclosures This Presentation has been prepared and provided exclusively to the board of directors of Oaktree Capital Group, LLC (the “Company”), by Perella Weinberg Partners LP (“Perella Weinberg Partners” and, together with its affiliates, the “Firm”) in its capacity as financial advisor to the Company and may not be relied upon by any other person or entity or used for any other purpose without the written consent of Perella Weinberg Partners. The information contained herein and any information provided orally in connection therewith (the “Information”) is confidential. By accepting this Information, the board of directors agrees that its and its attorney(s), agents and representatives shall use it for informational purposes only and will not divulge any such Information to any other party, except as required by law. Reproduction of this Information, in whole or in part, is prohibited, except as required by law. These contents are proprietary and a product of Perella Weinberg Partners. The Information contained herein is not an offer to buy or sell or a solicitation of an offer to buy or sell any corporate advisory services or security or to participate in any corporate advisory services or trading strategy. Any decision regarding corporate advisory services or to invest in the investments described herein should be made after, as applicable, reviewing such definitive offering memorandum, conducting such investigations as you deem necessary and consulting the investor’s own investment, legal, accounting and tax advisors in order to make an independent determination of the suitability and consequences of an investment or service. The information used in preparing these materials may have been obtained from or through the Company or its representatives or from public sources or other parties to the transactions described herein. Perella Weinberg Partners assumes no responsibility for independent verification of such information and has relied on such information being complete and accurate in all material respects. 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Nothing contained herein should be construed as tax, accounting or legal advice. The Company (and each of its employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by these materials and all materials of any kind (including opinions or other tax analyses) that are provided to you relating to such tax treatment and structure. For this purpose, the tax treatment of a transaction is the purported or claimed U.S. federal income tax treatment of the transaction and the tax structure of a transaction is any fact that may be relevant to understanding the purported or claimed U.S. federal income tax treatment of the transaction. In the ordinary course of our business activities, Perella Weinberg Partners or its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers, in debt or equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, potential counterparties, or any other company that may be involved in a transaction or any of their respective affiliates. These materials were not prepared with a view to public disclosure under state or federal securities laws or otherwise and are designed for use by specific persons familiar with the business and affairs of the Company and are being furnished and should be considered only in connection with other information, oral or written, being provided by, and with an understanding of the assumptions (and the limitations therein) employed by, Perella Weinberg Partners in connection herewith. These materials are not intended to be relied on for evaluating, and should not be considered a recommendation with respect to, any transaction or other matter. Prior to entering into any transaction the Company should determine, without reliance on Perella Weinberg Partners or its affiliates, the economic risks and merits as well as the legal, tax and accounting characterizations and consequences of any such transaction. Perella Weinberg Partners is not acting in any other capacity or as a fiduciary to the Company the board of directors or the Company’s shareholders. 25